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                                                                    Exhibit 4(c)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 12/09/1996
                                                          960360463 - 0066828

                             THE GILLETTE COMPANY

                         ---------------------------

                  AMENDMENT TO CERTIFICATE OF DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF
                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                        Pursuant to Section 151 of the
                          General Corporation Law of
                            the State of Delaware


        The Gillette Company, a corporation organized and existing under the General Corporation Law of the State of Delaware in accordance with the provisions of Section 103 thereof (the "Corporation"), does hereby certify:

        FIRST: That the Corporation filed a Certificate of Designations, Preferences and Rights on December 30, 1985 creating a series of 400,000 shares of preferred stock designated as "Series A Junior Participating Preferred Stock" (the "Certificate of Designations").

        SECOND: That none of the shares of the Corporation's Series A Junior Participating Preferred Stock have been issued as of the date set forth below.

        THIRD: That the Certificate of Designations is hereby amended in accordance with the following resolution adopted by the Board at a duly convened meeting of the Board held on December 14, 1995, pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation:

        RESOLVED, that, subject to the filing of an Amendment to Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware, the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on December 30, 1985 (the "Certificate of Designations") be amended as follows:
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        1.  The Certificate of Designations is amended by deleting the word
            "100" each time it appears in the Certificate of Designations and inserting the word "10,000" in its place in each such instance.

        2. Section 2(A)(i) of the Certificate of Designations is amended by inserting the following immediately after the words "shall at any time" in the second sentence thereof:

            "after December 14, 1995 (the "Rights Declaration Date")".

        3. Section 3(A) of the Certificate of Designations is amended by inserting the following immediately after the words "shall at any time" in the second sentence thereof:

            "after the Rights Declaration Date."

        4. Section 6 of the Certificate of Designations is amended by inserting the following immediately after the words "shall at any time" in the second sentence thereof:

            "after the Rights Declaration Date".

        FOURTH: That the Amendment to Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock has been duly adopted in accordance with the provisions of the Section 151 of the General Corporation Law of the State of Delaware.

        The Corporation has caused this Certificate to be signed by its Vice Chairman of the Board of Directors this 9th day of December, 1996.

                                                /s/ Joseph E. Mullaney
                                                -----------------------------
                                                Name:  Joseph E. Mullaney
                                                Title: Vice Chairman of the
                                                        Board of Directors



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